As filed with the Securities and Exchange Commission on May 15, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation or organization)	93-0945232 (I.R.S. Employer Identification No.)
5445 NE Dawson Creek Drive
Hillsboro, Oregon 97124
(Address of principal executive offices)

RadiSys Corporation 2007 Stock Plan
(Full title of the plan)
Brian J. Bronson
Chief Financial Officer
RadiSys Corporation
5445 NE Dawson Creek Drive
Hillsboro, Oregon 97124
(503) 615-1100
(Name, address and telephone number, including area code, of agent for service)
With a copy to:
Amar Budarapu
Baker & McKenzie LLP
2001 Ross Avenue, Suite 2300
Dallas, Texas 75201
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Registration
Securities to be Registered	Registered (1)	Share (2)	Price	Fee
Common Stock, no par value	3,200,000	$14.26	$45,632,000	$1,400.90

(1)	Shares of common stock of RadiSys Corporation, no par value per share (the “Common Stock”), being registered hereby relate to the RadiSys Corporation 2007 Stock Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock which may be issuable pursuant to the antidilution provisions of the RadiSys Corporation 2007 Stock Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h) promulgated under the Securities Act of 1933, as amended. The price is based upon the average of the high and low prices of RadiSys Corporation Common Stock on May 14, 2007, as reported on the Nasdaq Global Select Market.

PART I
PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption From Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.4
EXHIBIT 4.5
EXHIBIT 4.6
EXHIBIT 4.7
EXHIBIT 4.8
EXHIBIT 4.9
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2

PART I
INFORMATION REQUIRED IN THE 10(a) PROSPECTUS
          The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, and the introductory note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The documents listed in (a) through (d) below that RadiSys Corporation (the “Company”) has filed with the Securities and Exchange Commission (the “SEC”) (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K) are hereby incorporated by reference into this Registration Statement. All documents subsequently filed, excluding any information furnished to, rather than filed with, the SEC by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of common stock offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.
(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2006;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

(c)	The Company’s Current Report on Form 8-K filed on March 23, 2007; and

(d)	The description of the Company’s common stock as contained in the section entitled “Description of Capital Stock” in the Company’s Registration Statement on Form S-3/A filed with the SEC on June 9, 2004 (Registration File No. 333-111547), including all amendments and reports filed for the purpose of updating such description.
Item 4. Description of Securities.
Not Applicable.
Item 5. Interests of Named Experts and Counsel.
None.
Item 6. Indemnification of Directors and Officers.
          Article VII of the Company’s Second Restated Articles of Incorporation and Article V of the Company’s Restated Bylaws require indemnification of current or former directors of the Company to the fullest extent permitted by law. The right to and amount of indemnification will ultimately be subject to determination by a court that indemnification in the circumstances presented is consistent with public policy and other provisions of law. It is likely, however, that Article VII of the Company’s Second Restated Articles of Incorporation and Article V of the Company’s Restated Bylaws would require indemnification at least to the extent that indemnification is authorized by the Oregon Business Corporation Act. The effect of the indemnification provisions contained in Article VII of the Company’s Second Restated Articles of Incorporation, Article V of the Company’s Restated Bylaws and the Oregon Business Corporation Act (the “Indemnification Provisions”) is summarized as follows:

          (a) The Indemnification Provisions grant a right of indemnification in respect of any action, suit or proceeding (other than an action by or in the right of the Company) against expenses (including attorney fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred, if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.
          (b) The Indemnification Provisions grant a right of indemnification in respect of any action or suit by or in the right of the Company against the expenses (including attorney fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.
          (c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.
          (d) The Company may not indemnify a director unless it is determined by (1) a majority of a quorum of disinterested directors or a committee of disinterested directors, (2) independent legal counsel or (3) the shareholders that indemnification is proper because the applicable standard of conduct has been met. Indemnification can also be ordered by a court if the court determines that indemnification is fair in view of all of the relevant circumstances.
          (e) The Company will advance to a director the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director affirms in good faith that he or she has met the standard of conduct to be entitled to indemnification as described in (a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.
          Under the Oregon Business Corporation Act, an officer of the Company is entitled to mandatory indemnification to the same extent as a director of the Company in (c) above if he or she was wholly successful on the merits of a controversy described in (a) or (b) above, and an officer may seek an advance of expenses to the same extent as a director under (e) above. An officer of the Company is also entitled to apply for court-ordered indemnification under the Oregon Business Corporation Act. The Company has also entered into indemnification agreements with certain of the Company’s directors. The Company has obtained insurance for the protection of its directors and officers against any liability asserted against them in their official capacities.
          The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or otherwise.
Item 7. Exemption From Registration Claimed.
None.

Item 8. Exhibits.

Exhibit
No.	Description
4.1	Second Restated Articles of Incorporation and amendments thereto. Incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-8, filed on September 1, 2006, SEC Registration No. 333-137060.

4.2	Restated Bylaws. Incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed on May 8, 2007, SEC File No. 000-26844.

4.3	Specimen common stock certificate. Incorporated by reference from Exhibit 4.3 to the Company’s Registration Statement on Form S-8, filed on September 1, 2006, SEC Registration No. 333-137060.

4.4*	RadiSys Corporation 2007 Stock Plan.

4.5*	Form of Notice of Option Grant for United States employees for RadiSys Corporation 2007 Stock Plan.

4.6*	Form of Notice of Option Grant for Canada employees for RadiSys Corporation 2007 Stock Plan.

4.7*	Form of Notice of Option Grant for China employees for RadiSys Corporation 2007 Stock Plan.

4.8*	Form of Notice of Option Grant for international employees for RadiSys Corporation 2007 Stock Plan.

4.9*	Form of Restricted Stock Unit Grant Agreement for RadiSys Corporation 2007 Stock Plan.

5.1*	Opinion of Stoel Rives LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Stoel Rives LLP. Incorporated by reference to Exhibit 5.1 to this Registration Statement.

24.1*	Power of Attorney (included in the signature page to this Registration Statement).

*	Filed herewith.

Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for our directors, officers and controlling persons pursuant to our Second Restated Articles of Incorporation and amendments thereto or Restated Bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 15th day of May, 2007.

RADISYS CORPORATION
By:	/s/ Scott C. Grout
Scott C. Grout, President and Chief Executive Officer

POWER OF ATTORNEY
     We, the undersigned officers and directors of RadiSys Corporation hereby severally and individually constitute and appoint Scott C. Grout and Brian J. Bronson, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ Scott C. Grout Scott C. Grout	President, Chief Executive Officer and Director (Principal executive officer)	May 15, 2007

/s/ Brian J. Bronson Brian J. Bronson	Chief Financial Officer (Principal financial and accounting officer)	May 15, 2007

/s/ C. Scott Gibson C. Scott Gibson	Chairman of the Board and Director	May 15, 2007

/s/ Ken J. Bradley Ken J. Bradley	Director	May 15, 2007

/s/ Richard J. Faubert Richard J. Faubert	Director	May 15, 2007

/s/ Dr. William W. Lattin Dr. William W. Lattin	Director	May 15, 2007

/s/ Kevin C. Melia Kevin C. Melia	Director	May 15, 2007

/s/ Carl Neun Carl Neun	Director	May 15, 2007

/s/ Lorene K. Steffes Lorene K. Steffes	Director	May 15, 2007

EXHIBIT INDEX

Exhibit
No.	Description
4.1	Second Restated Articles of Incorporation and amendments thereto. Incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-8, filed on September 1, 2006, SEC Registration No. 333-137060.

4.2	Restated Bylaws. Incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed on May 8, 2007, SEC File No. 000-26844.

4.3	Specimen common stock certificate. Incorporated by reference from Exhibit 4.3 to the Company’s Registration Statement on Form S-8, filed on September 1, 2006, SEC Registration No. 333-137060.

4.4*	RadiSys Corporation 2007 Stock Plan.

4.5*	Form of Notice of Option Grant for United States employees for RadiSys Corporation 2007 Stock Plan.

4.6*	Form of Notice of Option Grant for Canada employees for RadiSys Corporation 2007 Stock Plan.

4.7*	Form of Notice of Option Grant for China employees for RadiSys Corporation 2007 Stock Plan.

4.8*	Form of Notice of Option Grant for international employees for RadiSys Corporation 2007 Stock Plan.

4.9*	Form of Restricted Stock Unit Grant Agreement for RadiSys Corporation 2007 Stock Plan.

5.1*	Opinion of Stoel Rives LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Stoel Rives LLP. Incorporated by reference to Exhibit 5.1 to this Registration Statement.

24.1*	Power of Attorney (included in the signature page to this Registration Statement).

*	Filed herewith.